Exhibit 99.1

Rezolve Secures $250 Million Equity Funding from Yorkville Advisors in connection with Upcoming Public Listing

•	Capital Commitment Provides a Strong Funding Source to Support Rezolve’s Future Growth

•	Company Expects to be Publicly Trading on NASDAQ in Early H1 2023 Under Symbol “ZONE”

(Please Note on December 17, 2021, Rezolve announced that it had entered into a definitive business combination agreement with Armada Acquisition Corp. I (NASDAQ: AACI), a publicly traded special purpose acquisition company, which business combination agreement was amended on November 10, 2022. Upon closing of the transaction, the combined company’s shares are expected to trade on the NASDAQ under the ticker symbol “ZONE”.)

February 27, 2023 07.00 AM Eastern Standard Time

LONDON and NEW YORK – Rezolve, a leader in mobile commerce and engagement, announced today that it has secured a $250 million capital commitment from Yorkville Advisors, the New Jersey based private alternative investment group, in the form of a share subscription facility. Under the agreement, Yorkville will provide Rezolve with up to $250 million in equity capital for a 36-month term following a public listing of Rezolve’s common stock. Rezolve will not be obligated to draw the full $250 million but can do so in part or in whole at its discretion. Rezolve will control both the timing and amount of all drawdowns and will issue stock to Yorkville on each drawn down from the facility. Proceeds from the Yorkville facility will be used for working capital and general corporate purposes.

“The Yorkville facility will provide significant access to capital upon the closing of our planned merger with Armada” commented Dan Wagner, Founder and Chairman of Rezolve “Rezolve is uniquely positioned to benefit from the shift to mobile engagement and commerce over the coming years and this facility will support our ambitious global momentum. The funding certainty provided by Yorkville will allow us to aggressively pursue our growth objectives as we execute our product roadmap and market the benefits of our unique and leading mobile commerce solutions to customers and partners globally.”

“Rezolve is an exciting and fast-growing business with a global appeal. They have developed impressive technology that can make a real and sustainable impact in the markets they serve” commented BJ Arnold, Managing Director Yorkville Advisors “we are pleased to support them with the capital to drive their growth and look forward to their continued success”.

About Rezolve

Rezolve is taking retailing into a new era of customer engagement with a proprietary mobile engagement platform. The Rezolve Platform is a powerful set of mobile commerce and engagement capabilities that provide mobile application vendors with a range of valuable commercial opportunities that can be realized without having to develop code, host operations or manage security. The Rezolve Inside SDK allows mobile application vendors to quickly deliver innovation for their consumers into existing or new mobile apps. Rezolve was founded in 2016, is headquartered in London, UK and has offices including: Shanghai, New Delhi, Taipei, Frankfurt, Madrid and New Mexico. (www.rezolve.com).

About Armada Acquisition Corp. I

Armada Acquisition Corp. Is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Armada was founded on November 5, 2020 and is headquartered in Philadelphia, PA.

Important Information About the Proposed Transaction with Armada Acquisition Corp. I and Where to Find It

On December 17, 2021, Rezolve Limited, a private limited liability company registered under the laws of England and Wales (“Rezolve”), entered into a business combination agreement, dated as of December 17, 2021, with Armada Acquisition Corp. I, a Delaware corporation (“Armada”), Rezolve Group Limited, a Cayman Islands exempted company (“Cayman NewCo”), and Rezolve Merger Sub, Inc., a Delaware corporation (“Rezolve Merger Sub”).

This communication relates to the proposed business combination transaction among Armada, Rezolve, Cayman NewCo, and Cayman Merger Sub, Inc. A full description of the terms of the transaction will be provided in a registration statement on Form F-4 that Armada intends to file with the SEC that will include a prospectus of Cayman NewCo with respect to the securities to be issued in connection with the proposed business combination and a proxy statement of Armada with respect to the solicitation proxies for the special meeting of stockholders of Armada to vote on the proposed business combination. Armada urges its investors, stockholders and other interested persons to read, when available, the preliminary proxy statement/ prospectus as well as other documents filed with the SEC because these documents will contain important information about Armada, Rezolve, Cayman NewCo and the transaction. After the registration statement is declared effective, the definitive proxy statement/prospectus to be included in the registration statement will be mailed to shareholders of Armada as of a record date to be established for voting on the proposed business combination. Once available, shareholders will also be able to obtain a copy of the Registration Statement on Form F-4, including the proxy statement/prospectus included therein, and other documents filed with the SEC without charge, by directing a request to: Armada Acquisition Corp. I, 2005 Market Street, Suite 3120, Philadelphia, PA 19103 USA; (215) 543-6886. The preliminary and definitive proxy statement/prospectus to be included in the registration statement, once available, can also be obtained, without charge, at the SEC’s website (www.sec.gov). This communication does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination.

Before making any voting or investment decision, investors and security holders are urged to read the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC in connection with the proposed business combination as they become available because they will contain important information about the proposed transaction.

No Offer or Solicitation

This communication is for informational purposes only and does not constitute an offer or for a solicitation of an offer to buy or sell securities, assets or the business described herein or a commitment to Armada or Rezolve, nor is it a solicitation of any vote, consent or approval in any jurisdiction pursuant to or in connection with the proposed business combination or otherwise, nor shall there be any offer, sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in Solicitation

Armada, Cayman NewCo and Rezolve, and their respective directors and executive officers, may be deemed participants in the solicitation of proxies of Armada’s stockholders in respect of the proposed business combination. Information about the directors and executive officers of Armada is set forth in Armada’s final prospectus relating to its initial public offering, dated August 12, 2021, which was filed with the SEC on August 16, 2021 and is available free of charge at the SEC’s web site at www.sec.gov. Information about the directors and executive officers of Cayman NewCo and Rezolve and more detailed information regarding the identity of all potential participants, and their direct and indirect interests by security holdings or otherwise, will be set forth in the definitive proxy statement/prospectus for the proposed business combination when available. Additional information regarding the identity of all potential participants in the solicitation of proxies to Armada’s stockholders in connection with the proposed business combination and other matters to be voted upon at the special meeting, and their direct and indirect interests, by security holdings or otherwise, will be included in the definitive proxy statement/prospectus, when it becomes available.

Contacts

For Rezolve:

Urmee Khan

urmeekhan@rezolve.com

44-7576-094-040